Frontier Airlines Reports Financial Results for the First Quarter of 2022 and Expects a Return to Profitability in the Second Quarter Underpinned by Over 20% RASM Growth versus 2019 and $70 in Ancillary Revenue per Passenger
DENVER - April 28, 2022 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported its financial results for the first quarter of 2022 and issued guidance for the second quarter and full year 2022.
Total operating revenue for the first quarter of 2022 was $605 million, 11 percent higher than the corresponding pre-COVID quarter in 2019. Ancillary revenue performance during the quarter was robust, with $69.28 of ancillary revenue per passenger, 21 percent higher than the corresponding pre-COVID quarter in 2019. Offsetting the strong performance in revenue was the impact of high fuel prices, which averaged $2.99 per gallon, among other factors. Net loss for the quarter was $121 million, with an adjusted (non-GAAP) net loss of $109 million.
Looking forward to the second quarter, and reflecting the current demand environment, the Company expects record revenue with RASM growth of over 20 percent compared to the second quarter of 2019. This revenue performance is expected to more than overcome elevated fuel prices, delivering an anticipated pre-tax margin between 1 and 5 percent in the second quarter (before transaction and merger-related costs and other special items).
"We expect over 20 percent RASM improvement versus the second quarter of 2019, underpinned by the phenomenal performance of our ancillary product offerings and an expectation of $70 in ancillary revenue per passenger in the second quarter," said Barry Biffle, Frontier's president and CEO. "Our anticipated record revenues plus our industry-leading fuel efficiency validate the ultra low-cost model, even in a high-cost fuel environment, providing confidence in our return to profitability. We are so proud of Team Frontier, which has successfully navigated the airline through the pandemic."
Frontier is focused on balancing capacity in light of today's demand and operational environment to enable the airline to return to profitability in the second quarter and full year 2022. Utilization in the first quarter was impacted by severe weather patterns during March across parts of Florida where a high concentration of flights were operated. The weather issues and resulting downline impacts were exacerbated by staffing shortages at the Jacksonville Air Traffic Control Center, which controls airspace over the northern two-thirds of Florida and the key markets of Orlando and Tampa.
Second quarter capacity is anticipated to grow 10 to 12 percent versus the corresponding pre-COVID quarter in 2019 with full-year capacity expected to grow 12 to 15 percent versus 2019. The Company expects utilization to improve as overall passenger volumes increase through year-end.
The dynamic of lower average stage length, lower utilization and surplus staffing delivers a temporarily elevated unit cost that is expected to moderate by year end as demand fully recovers. In addition, the introduction of the A321neo aircraft in the second half of 2022 is expected to further advance Frontier's structural fuel advantage and accelerate the trend to higher average seats per departure, enabling additional cost efficiency versus other industry carriers.

The following is a summary of select financial results for the first quarter of 2022, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentage and per share amounts)
	Three Months Ended March 31,
	2022		2021		2019
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$605	$605	$271	$271	$547	$547
Total operating expenses	$758	$747	$363	$495	$516	$483
Net income (loss)	$(121)	$(109)	$(91)	$(173)	$27	$52
Net income (loss) margin	(20.0)%	(18.0)%	(33.6)%	(63.8)%	4.9%	9.5%
Diluted earnings (loss) per share[1]	$(0.56)	$(0.50)	$(0.46)	$(0.86)	$0.10	$0.23
First Quarter 2022 Highlights:
•Total operating revenues of $605 million, 11 percent higher than the corresponding pre-COVID quarter in 2019
•Generated $69 of ancillary revenue per passenger during the first quarter of 2022, 21 percent higher than the corresponding pre-COVID quarter in 2019
•Repaid the $150 million outstanding borrowings under the secured term loan facility with the U.S. Treasury (the “Treasury Loan”) in February 2022, unencumbering the Company's co-branded credit card program and related brand assets that had secured it
•Ended the first quarter of 2022 with $727 million of unrestricted cash and cash equivalents
•Two A320neo aircraft joined the fleet, bringing the total fleet size to 112 aircraft and increasing the proportion of the more fuel-efficient A320neo family aircraft to 67 percent of the fleet as of March 31, 2022
•Operated the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating 103 ASMs per gallon during the first quarter of 2022, a slight improvement compared to the corresponding prior year quarter and six percent higher than the corresponding pre-COVID quarter in 2019
•Continued network expansion during the first quarter of 2022, opening a new station in Puerto Rico, and announcing new stations in Guadalajara, Mexico, Monterrey, Mexico, Kingston, Jamaica, Chicago and Houston, and service expansion in Philadelphia, Tampa, Las Vegas, Denver, Raleigh-Durham, Atlanta and Dallas-Fort Worth
•Announced plans to open a new crew base at Phoenix Sky Harbor International Airport (PHX) in November 2022, where 180 pilots and 275 flight attendants are expected to be based within the first year, with additional growth anticipated in the future
•In early April, announced plans for a new ground-loading, 14-gate facility in Concourse A at Denver International Airport to be completed in 2024, enabling Frontier to provide more service and more ultra low fares to more people
Cash and Liquidity
Frontier ended the first quarter of 2022 with $727 million of unrestricted cash and cash equivalents. During February 2022, the Company repaid the $150 million outstanding under the Treasury Loan, which unencumbered the Company’s co-branded credit card program and related brand assets that secured it, and makes that collateral available to access substantial liquidity, if needed, based on similar debt financings by other airlines.
Revenue Performance
Total operating revenue for the first quarter of 2022 was $605 million, 11 percent higher than the corresponding pre-COVID quarter in 2019, with total operating revenue per passenger of $111.48, which is in line with the corresponding pre-COVID quarter in 2019. Ancillary revenue performance during the quarter was strong, with $69.28 of ancillary revenue per passenger, 21 percent higher than the corresponding pre-COVID quarter in 2019.

Capacity during the first quarter of 2022 was 7,442 million ASMs, which was 20 percent higher than the corresponding pre-COVID quarter in 2019. Average aircraft in service was 34 percent higher during the first quarter of 2022 compared to the corresponding pre-COVID quarter in 2019. Average daily aircraft utilization was 10.8 hours per day in the first quarter of 2022, below first-quarter 2019 levels driven by the impact of the COVID-19 variants, and severe weather disruptions and air traffic control limitations in March. The fleet operated at a 74.2 percent load factor during the first quarter. Load factors are expected to continue to improve as the recovery from the COVID-19 pandemic progresses.
Cost Performance
Total operating expenses for the first quarter of 2022 totaled $758 million, including $11 million of transaction and merger-related costs. Adjusted total operating expense was $747 million, including $215 million of fuel expenses at an average cost of $2.99 per gallon. Adjusted total operating expenses (excluding fuel) was $532 million. This resulted in a CASM of 10.19 cents with an Adjusted CASM (excluding fuel) of 7.15 cents during the quarter compared to 8.30 cents and 5.50 cents in the first quarter of 2019, respectively. The increase in Adjusted CASM (excluding fuel) was driven by lower average stage length, lower average daily aircraft utilization, timing of aircraft deliveries and returns and the associated sale leaseback gains and lease return costs, respectively, and labor rate increases. Although Frontier has strategically reduced its average stage length as a result of the Company's modular network, unit costs excluding fuel are expected to improve as the year progresses primarily due to rising utilization and cost management efforts, including the introduction of the A321neo.

Fleet
As of March 31, 2022, Frontier had a fleet of 112 Airbus single-aisle aircraft, consisting of 75 A320neos, 16 A320ceos, and 21 A321ceos. All aircraft in the fleet are financed with operating leases that expire between 2022 and 2034. Frontier’s fleet is the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating 103 ASMs per gallon during the first quarter of 2022, a slight improvement compared to the corresponding prior year quarter and six percent higher than the corresponding pre-COVID quarter in 2019.
Frontier took delivery of two A320neo aircraft during the quarter and has four planned aircraft deliveries during the second quarter of 2022.
As of March 31, 2022, the Company had commitments to purchase an additional 232 aircraft to be delivered through 2029, including 74 A320neo aircraft and 158 A321neo aircraft, enabling the Company to significantly increase in size in the future. Additionally, the introduction of the A321neo aircraft in the second half of 2022 is expected to advance Frontier's structural fuel advantage and further the trend to higher average seats per departure, leading to improved cost efficiency versus industry carriers.
Frontier-Spirit Proposed Combination
On February 7, 2022, Frontier announced a merger agreement with Spirit Airlines, Inc. ("Spirit"). That signed agreement remains in place.
“We continue to be excited about completing the merger and delivering the significant benefits that will come with it. This combination offers tremendous value for shareholders. The structure of the transaction will enable both Spirit and Frontier shareholders to benefit from the substantial upside potential of the combined company. Our regulatory process is already well underway and many months ahead of any alternative. For consumers, this merger will super-charge the ULCC model. Together, Frontier and Spirit will offer even more ultra-low fares to more places and deliver $1 billion in annual savings for consumers. For employees, we expect this combination to create 10,000 new direct jobs and thousands more at our business partners. For the competition, the dominant ‘Big Four’ airlines and other high-cost airlines like JetBlue will be faced with a true nationwide ultra-low fare competitor,” said Biffle.

Forward Guidance
The second quarter and full year 2022 guidance provided below is based on the Company's current estimates and are not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the SEC. Frontier undertakes no duty to update any forward-looking statements or estimates, including any such information provided in its Form S-4 on file related to the business combination with Spirit Airlines, Inc. Further, this guidance is for Frontier on a stand-alone basis and excludes transaction and merger-related costs and other special items.
Looking forward to the balance of 2022, management is focused on returning the airline to profitability. Adjusted pre-tax margin in the second quarter is expected to range between 1 and 5 percent as a significant increase in demand for air travel is expected to offset higher fuel costs. Capacity is anticipated to grow by 10 to 12 percent in the second quarter compared to the corresponding 2019 quarter. RASM is expected to improve by over 20 percent in the second quarter versus the corresponding 2019 quarter, bolstered by continued strength in ancillary revenue per passenger. Fuel costs are anticipated to be between $3.85 to $3.90 per gallon based upon the blended jet fuel curve on April 19, 2022 and adjusted total operating expenses (excluding fuel) are expected to be between $545 and $555 million in the second quarter. The benefit from the anticipated strength in demand for the balance of the year is expected to offset the forecasted fuel prices resulting in the expectation of profitability for both the second quarter and full year 2022, excluding special items. The current forward guidance estimates are presented in the table below.

Second Quarter
2022(a)
Capacity growth (versus 2Q 2019)(b)	10% to 12%
Adjusted total operating expenses (excluding fuel) ($ millions)(c)	$545 to $555
Average fuel cost per gallon(d)	$3.85 to $3.90
Effective tax rate	24%
Adjusted pre-tax margin	1% to 5%

Full Year
2022(a)
Capacity (versus 2019)(b)	12% to 15%
Adjusted total operating expenses (excluding fuel) ($ millions)(c)	$2,225 to $2,275
Average fuel cost per gallon(d)	$3.40 to $3.50
Effective tax rate	24%
Pre-delivery deposits, net of refunds – year over year change ($ millions)	$110
Other capital expenditures ($ millions)(e)	$120 to $140
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(a)Includes guidance on certain non-GAAP measures, including Adjusted total operating expenses (excluding fuel) and Adjusted pre-tax margin, and which excludes, among other things, transaction and merger-related costs and other special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)The Company's guidance is based on its expectation that demand will continue to recover as 2022 progresses; the Company will monitor and adjust capacity levels as appropriate. Given the dynamic nature of the current demand environment, including any impact from COVID-19 variants, the actual capacity adjustments made by the Company may be different than what is currently expected, and those differences may be material.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the recovery.
(d)Fuel cost per gallon is based upon the blended jet fuel curve on April 19, 2022 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)Other capital expenditures estimate includes capitalized heavy maintenance.
Investor Conference Call
Frontier’s quarterly earnings conference call is scheduled to be held today, April 28, 2022, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. For those unavailable for the live webcast, the call will be archived and available for at least 30 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates more than 100 A320 family aircraft and has among the largest A320neo family fleet in the U.S. The use of these aircraft, Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With over 230 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
End Notes
1 Share amounts included in the basic and diluted earnings (loss) per share calculations for the first quarter of 2022, as reflected in the Condensed Consolidated Statements of Operations, include the impact of the 15 million shares issued and sold by the Company as part of its initial public offering that closed on April 6, 2021. The Company has 3.1 million warrants outstanding relating to CARES Act funding that are not included in the diluted share count in the current or comparable prior year quarter as the effect of their inclusion would be anti-dilutive. The warrants are expected to be part of the Company's diluted share count in future periods with net income. In addition, most of the Company's 7.6 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. As the Company was in a net income position in the first quarter of 2019, the impact of the participating options was $6 million, which has been subtracted from net income on a GAAP and non-GAAP basis in the computation of basic and diluted earnings per share.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the adverse impacts of the ongoing COVID-19 pandemic, including the most recent Omicron variant and any other future variants or subvariants of the virus, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; risks related to the proposed business combination with Spirit Airlines, Inc. as detailed in the Company's registration statement on Form S-4 filed on March 11, 2022, as amended on April 15, 2022; unfavorable economic and political conditions in the states where the Company operates and globally; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the recent conflict between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity; and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners, or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except for per share data)

	Three Months Ended March 31,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$588	$262	$533	124%	10%
Other	17	9	14	89%	21%
Total operating revenues	605	271	547	123%	11%

Operating expenses:
Aircraft fuel	215	84	141	156%	52%
Salaries, wages and benefits	172	139	144	24%	19%
Aircraft rent	128	138	82	(7)%	56%
Station operations	105	70	75	50%	40%
Sales and marketing	32	17	27	88%	19%
Maintenance materials and repairs	34	26	16	31%	113%
Depreciation and amortization	13	8	13	63%	—%
CARES Act credits	—	(136)	—	N/M	N/M
Transaction and merger-related costs	11	—	—	N/M	N/M
Other operating	48	17	18	182%	167%
Total operating expenses	758	363	516	109%	47%
Operating income (loss)	(153)	(92)	31	66%	N/M
Other income (expense):
Interest expense	(9)	(22)	(3)	(59)%	200%
Capitalized interest	1	1	3	—%	(67)%
Interest income and other	—	—	4	N/M	N/M
Total other income (expense)	(8)	(21)	4	(62)%	N/M
Income (loss) before income taxes	(161)	(113)	35	42%	N/M
Income tax expense (benefit)	(40)	(22)	8	82%	N/M
Net income (loss)	$(121)	$(91)	$27	33%	N/M
Earnings (loss) per share:
Basic (a)	$(0.56)	$(0.46)	$0.10	22%	N/M
Diluted (a)	$(0.56)	$(0.46)	$0.10	22%	N/M

Weighted average shares outstanding:
Basic (a)	217	199	199	9%	9%
Diluted (a)	217	199	200	9%	9%
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(a)Reference End Note 1 within the previous section for discussion on basic and diluted shares.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)

	Three Months Ended March 31,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Available seat miles (ASMs) (millions)	7,442	4,592	6,220	62%	20%
Departures	38,584	24,409	29,571	58%	30%
Average stage length (statute miles)	995	973	1,089	2%	(9)%
Block hours	106,537	64,467	85,773	65%	24%
Average aircraft in service	110	98	82	12%	34%
Aircraft – end of period	112	107	86	5%	30%
Average daily aircraft utilization (hours)	10.8	7.3	11.6	48%	(7)%
Passengers (thousands)	5,428	3,252	4,884	67%	11%
Average seats per departure	193	193	192	—%	1%
Revenue passenger miles (RPMs) (millions)	5,524	3,211	5,344	72%	3%
Load Factor (%)	74.2%	69.9%	85.9%	4.3 pts	(11.7) pts
Fare revenue per passenger ($)	42.20	30.83	54.50	37%	(23)%
Non-fare passenger revenue per passenger ($)	66.18	49.75	54.64	33%	21%
Other revenue per passenger ($)	3.10	2.80	2.77	11%	12%
Total revenue per passenger ($)	111.48	83.38	111.91	34%	—%
Total revenue per available seat mile (RASM) (¢)	8.13	5.91	8.79	38%	(8)%
Cost per available seat mile (CASM) (¢)	10.19	7.89	8.30	29%	23%
CASM (excluding fuel) (¢)	7.30	6.07	6.02	20%	21%
CASM + net interest (¢)	10.29	8.36	8.22	23%	25%
Adjusted CASM (¢)	10.04	10.78	7.78	(7)%	29%
Adjusted CASM (excluding fuel) (¢)	7.15	8.96	5.50	(20)%	30%
Adjusted CASM + net interest (¢)	10.05	10.82	7.70	(7)%	31%
Fuel cost per gallon ($)	2.99	1.88	2.21	59%	35%
Fuel gallons consumed (thousands)	71,993	44,501	64,065	62%	12%
Employees (FTE)	5,545	4,922	4,381	13%	27%

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2022	2021	2019
Net income (loss), as reported	$(121)	$(91)	$27

Non-GAAP Adjustments:
Aircraft Rent
Early lease termination costs(a)	—	4	—
Salaries, wages and benefits
Pilot phantom equity(b)	—	—	15
Collective bargaining contract ratification(c)	—	—	18
Other operating expenses
Transaction and merger-related costs(d)	11	—	—
CARES Act – grant recognition and employee retention credits(e)	—	(136)	—
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(f)	7	—	—
CARES Act – mark to market impact for warrants(g)	—	20	—
Pre-tax impact	18	(112)	33

Tax benefit (expense) related to non-GAAP adjustments(h)	(6)	30	(8)
Net income (loss) impact	12	(82)	25

Adjusted net income (loss), non-GAAP(i)	$(109)	$(173)	$52
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(a)As a result of an early termination and buyout agreement executed in May 2021 with one of the Company’s lessors, Frontier was able to accelerate the removal of the remaining four A319 aircraft from its fleet. These aircraft were originally scheduled to return in December 2021 and were instead returned during the second and third quarters of 2021. The Company incurred $4 million in aircraft rent costs during the three months ended March 31, 2021 relating to the acceleration and resulting changes to its lease return obligations.
(b)Represents the impact of the change in value and vesting of phantom equity units pursuant to the Pilot Phantom Equity Plan. In accordance with the amended and restated phantom equity agreement, the remaining phantom equity obligation became fixed as of December 31, 2019 and is no longer subject to valuation adjustments.
(c)Represents $15 million of costs related to a one-time contract ratification incentive, plus $3 million in payroll-related taxes and certain other compensation and benefits-related accruals earned through March 31, 2019 and committed to by the Company as part of a tentative agreement with the union representing the Company's flight attendants that was reached in March 2019 for a contract that was ratified and became effective in May 2019.
(d)Represents $8 million in transaction costs, including banking, legal and accounting fees, and $3 million in employee retention costs incurred in connection with the anticipated merger with Spirit Airlines.
(e)Represents the recognition of $125 million of grant funding received from the U.S. government for payroll support pursuant to the second Payroll Support Program during the three months ended March 31, 2021, in addition to $11 million in employee retention credits qualified for under the CARES Act.
(f)On February 2, 2022, the Company repaid the Treasury Loan which resulted in a one-time write-off of the remaining $7 million in debt acquisition costs. This amount is a component of interest expense.

(g)Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act. This amount is a component of interest expense. As a result of the Company's initial public offering and the resulting reclassification of warrants from liability based awards to equity based awards, as of April 6, 2021, the Company no longer uses mark to market accounting for the warrants.
(h)Represents the tax impact of the non-GAAP adjustments, taking into consideration the non-deductibility of the warrant mark to market adjustments in 2021 for tax purposes.
(i)Adjusted net income (loss) is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Derivations of net income (loss) are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
Adjusted net income (loss) has limitations as an analytical tool. Adjusted net income (loss) does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in our industry may calculate Adjusted net income (loss) differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of Adjusted net income (loss) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2022	2021	2019
Total operating expenses, as reported(a)	$758	$363	$516
Transaction and merger-related costs	(11)	—	—
Early lease termination costs	—	(4)	—
CARES Act – grant recognition and employee retention credits	—	136	—
Pilot phantom equity	—	—	(15)
Collective bargaining contract ratification	—	—	(18)
Adjusted total operating expenses, non-GAAP(b)	747	495	483
Aircraft fuel	(215)	(84)	(141)
Adjusted total operating expenses (excluding fuel), non-GAAP(b)	$532	$411	$342

Total operating expenses, as reported	$758	$363	$516
Aircraft fuel	(215)	(84)	(141)
Total operating expenses (excluding fuel)	$543	$279	$375
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)" above for discussion on adjusting items.
(b)Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because we believe they are a useful indicator of our operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in our industry may calculate Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of EBITDA and EBITDAR to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended March 31,
	2022	2021	2019

EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR reconciliation (unaudited):
Net income (loss)	$(121)	$(91)	$27
Plus (minus):
Interest expense	9	22	3
Capitalized interest	(1)	(1)	(3)
Interest income and other	—	—	(4)
Income tax expense (benefit)	(40)	(22)	8
Depreciation and amortization	13	8	13
EBITDA	(140)	(84)	44
Plus: Aircraft rent	128	138	82
EBITDAR	$(12)	$54	$126

EBITDA	$(140)	$(84)	$44
Plus (minus)(a):
Transaction and merger-related costs	11	—	—
Early lease termination costs	—	4	—
CARES Act – grant recognition and employee retention credits	—	(136)	—
Pilot phantom equity	—	—	15
Collective bargaining contract ratification	—	—	18
Adjusted EBITDA(b)	(129)	(216)	77
Plus: Aircraft rent(c)	128	134	82
Adjusted EBITDAR(d)	$(1)	$(82)	$159
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.
(b)EBITDA and Adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in the airline industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. For the foregoing reasons, each of EBITDA and Adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(c)Represents aircraft rent expense included in Adjusted EBITDA. Excludes aircraft rent expense of $4 million for the three months ended March 31, 2021 for costs incurred due to the early termination of the Company's A319 leased aircraft. See footnote (a) under the caption “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)”.
(d)EBITDAR and Adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and Adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and Adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and Adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM (excluding fuel) and Adjusted CASM including net interest
(unaudited)

	Three Months Ended March 31,
	2022		2021		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		10.19		7.89		8.30
Aircraft fuel	(215)	(2.89)	(84)	(1.82)	(141)	(2.28)
CASM (excluding fuel)		7.30		6.07		6.02
Transaction and merger-related costs	(11)	(0.15)	—	—	—	—
Early lease termination costs	—	—	(4)	(0.08)	—	—
Cares Act – grant recognition and employee retention credits	—	—	136	2.97	—	—
Pilot phantom equity	—	—	—	—	(15)	(0.23)
Collective bargaining contract ratification	—	—	—	—	(18)	(0.29)
Adjusted CASM (excluding fuel)(c)		7.15		8.96		5.50
Aircraft fuel	215	2.89	84	1.82	141	2.28
Adjusted CASM		10.04		10.78		7.78
Net interest expense (income)	8	0.10	21	0.47	(4)	(0.08)
CARES Act – write-off of deferred financing costs due to paydown of loan	(7)	(0.09)	—	—	—	—
CARES Act – mark to market impact for warrants	—	—	(20)	(0.43)	—	—
Adjusted CASM + net interest(d)		10.05		10.82		7.70

CASM		10.19		7.89		8.30
Net interest expense (income)	8	0.10	21	0.47	(4)	(0.08)
CASM + net interest		10.29		8.36		8.22
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.
(c)Adjusted CASM (excluding fuel) is included as a supplemental disclosure because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. Adjusted CASM (excluding fuel) is not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM including net interest is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes this metric is a useful comparator because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share
(unaudited)

	Three Months Ended March 31,
	2022	2021	2019

Net income (loss) per share, diluted, as reported (a) (b) (c)	$(0.56)	$(0.46)	$0.10
Transaction and merger-related costs	0.05	—	—
Early lease termination costs	—	0.02	—
Cares Act – grant recognition and employee retention credits	—	(0.68)	—
Pilot phantom equity	—	—	0.08
Collective bargaining contract ratification	—	—	0.09
CARES Act – write-off of deferred financing costs due to paydown of loan	0.03	—	—
CARES Act – mark-to-market impact for warrants	—	0.10	—
Tax benefit (expense) related to non-GAAP adjustments	(0.02)	0.16	(0.04)
Adjusted net income (loss) per share, diluted, non-GAAP(d)	$(0.50)	$(0.86)	$0.23
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(a)Reference End Note 1 within the previous section for discussion on basic and diluted shares.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.
(c)Cost per share figures may not recalculate due to rounding.
(d)Adjusted net income (loss) per share is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
Adjusted net income (loss) per share has limitations as an analytical tool. Adjusted net income (loss) per share does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in our industry may calculate Adjusted net income (loss) per share differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) per share has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Contacts:
Jennifer F. de la Cruz, Corporate Communications
Email: JenniferF.Delacruz@flyfrontier.com Phone: 720.374.4207
David Erdman, Investor Relations
Email: David.Erdman@flyfrontier.com Phone: 720.798.5886